UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40680	33-0849406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Sunflower Avenue, #200
Costa Mesa, CA 92626
(Address of principal executive offices and Zip Code)
(714) 708-6950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2021, MeridianLink, Inc. (the "Company") issued a press release announcing its financial results for the third quarter ended September 30, 2021. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, the Board of Directors (the "Board") of the Company appointed Reema Poddar to serve on the Board as a class II director and member of the cybersecurity committee, both effective as of November 3, 2021. The term of the Company’s class II directors, including Ms. Poddar, expires on the date of the Company’s annual meeting of stockholders to be held in 2023 or upon the election and qualification of successor directors.

Based on the director independence listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines, the Board affirmatively determined that Ms. Poddar is independent. There is no arrangement or understanding pursuant to which Ms. Poddar was appointed to the Board, and there are no related party transactions between the Company and Ms. Poddar that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Poddar's compensation will be consistent with the Company's standard compensation for non-employee directors pursuant to the Company's Non-Employee Director Compensation Policy, a copy of which is included as Exhibit 10.3 to the Company's Form S-1 filed on July 27, 2021. In addition, the Company entered into an indemnification agreement with Ms. Poddar in connection with her appointment to the Board, in substantially the same form as that entered into with the other directors of the Company, the form of which is included as Exhibit 10.5 to the Company's Form S-1 filed on July 27, 2021.

Item 7.01 Regulation FD Disclosure.

On November 3, 2021, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2021. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

On November 3, 2021, the Company also issued a press release announcing Ms. Poddar's appointment to the Board as discussed in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.2 and is incorporated by reference herein.

The Company also furnishes herewith, as Exhibit 99.3, a presentation, dated November 2021, to be given to investors and others and made available on the Company's investor relations website at ir.meridianlink.com.

The information contained in this Item 2.02 and 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1, 99.2, and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated November 3, 2021 announcing the financial results for the third quarter ended September 30, 2021.

99.2	Press Release dated November 3, 2021 announcing the appointment of a new director.

99.3	Investor Presentation Materials.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.
Date: November 3, 2021
	By:	/s/ Chad Martin
Chad Martin
Chief Financial Officer